UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ✓] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[✓ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated March 1, 2007, announcing that it intends to offer a total of $6 billion aggregate principal amount of senior notes to the public in two tranches (see Exhibit 99.1).

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about FCX and Phelps Dodge Corporation (Phelps Dodge). When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to FCX or Phelps Dodge, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of FCX and Phelps Dodge, including macroeconomic conditions and general industry conditions such as the competitive environment of the mining industry, unanticipated mining, milling and other processing problems, accidents that lead to personal injury or property damage, persistent commodity price reductions, changes in political, social or economic circumstances in areas where FCX and Phelps Dodge operate, variances in ore grades, labor relations, adverse weather conditions, the speculative nature of mineral exploration, fluctuations in interest rates and other adverse financial market conditions, regulatory and litigation matters and risks, changes in tax and other laws, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by FCX or Phelps Dodge, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of FCX or Phelps Dodge, the combined company or the transaction. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Important Information for Investors and Stockholders

FCX and Phelps Dodge filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission (SEC) in connection with the proposed merger. FCX and Phelps Dodge urge investors and stockholders to read the definitive joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are able to obtain the definitive joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by FCX are available free of charge on the investor relations portion of the FCX website at http://www.fcx.com. Documents filed with the SEC by Phelps Dodge are available free of charge on the investor relations portion of the Phelps Dodge website at www.phelpsdodge.com.

FCX, and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of FCX in connection with the merger. Information concerning the interests of FCX’s directors and executive officers in FCX is set forth in the definitive joint proxy statement/prospectus filed with the SEC. Phelps Dodge, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the definitive joint proxy statement/prospectus filed with the SEC.

Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants are described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of FCX’s and Phelps Dodge’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: March 1, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated March 1, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces $6 Billion Senior Notes Offering.”